Exhibit 15.2

July 29, 2016

iKang Healthcare Group, Inc.

B-6F Shimao Tower, 92A Jianguo Road

Chaoyang District

Beijing 100022

People’s Republic of China

Ladies and Gentlemen,

We consent to the reference to our firm under the captions of “Item 3.D — Risk Factors” and “Item 4.C — Organizational Structure” in iKang Healthcare Group, Inc.’s annual report on Form 20-F for the year ended March 31, 2016, which will be filed with the Securities and Exchange Commission in the month of July 2016.

Yours faithfully,

/s/ King & Wood Mallesons Lawyers

King & Wood Mallesons Lawyers